                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12


                                   MFRI, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                  [MFRI LOGO]

                                                                    May 30, 2002

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of MFRI, Inc. (the "Company") will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois on Thursday, June 27, 2002, at 10:00 a.m., Chicago time, for the following purposes:

     1. to elect directors; and

     2. to transact such other business as may properly come before the meeting.

                                          By order of the Board of Directors,

                                                    MICHAEL D. BENNETT
                                                        Secretary

                               ------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders to be held on June 27, 2002 and at any adjournment thereof. This Proxy Statement and the form of proxy are first being mailed on May 30, 2002 to stockholders of the Company. Only stockholders of record at the close of business on May 15, 2002 will be entitled to notice of and to vote at the meeting. The Company had outstanding 4,922,364 shares of common stock as of the close of business on March 31, 2002. There are no other voting securities. Each stockholder is entitled to one vote per share for the election of directors, as well as on all other matters. If the accompanying proxy form is signed and returned, the shares represented thereby will be voted; such shares will be voted in accordance with the directions on the proxy form or, in the absence of direction as to any proposal, they will be voted for such proposal; and it is intended that they will be voted for the nominees named herein, except to the extent authority to vote is withheld. The stockholder may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to the Company, by executing and duly delivering a subsequent proxy or by attending the meeting and voting in person.

     In case any nominee named herein for election as a director is not available when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein. The Company expects all nominees to be available and knows of no matters to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company ("Common Stock") shall constitute a quorum. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     A plurality of the votes of the shares present in person or represented by proxy at the meeting will be required to elect the directors.

     In addition to the use of the mails, proxies may be solicited by directors, officers, or regular employees of the Company in person, by telegraph, by telephone or by other means. The cost of the proxy solicitation will be paid by the Company.

     The Company's fiscal year ends January 31. Years described as 2001, 2000, and 1999 are the fiscal years ended January 31, 2002, 2001 and 2000, respectively.

          PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 31, 2002, with respect to any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, the name and address of such owner, the number of shares of Common Stock beneficially owned, the nature of such ownership, and the percentage such ownership is of the outstanding shares of Common Stock:

           NAME AND ADDRESS                  AMOUNT AND NATURE             PERCENT OF
         OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP      OUTSTANDING SHARES
         -------------------              -----------------------      ------------------
David Unger                                       572,372(1)                 11.6%
7720 Lehigh Avenue
Niles, IL 60714
Henry M. Mautner                                  454,969(2)                  9.2%
7720 Lehigh Avenue
Niles, IL 60714
Heartland Advisors, Inc.                          691,700(3)                 14.0%
789 North Water Street
Milwaukee, WI 53202
E*Capital Corporation                             257,400(4)                  5.2%
1000 Wilshire Boulevard
Los Angeles, CA 90017-2459
       and
Edward W. Wedbush
P.O. Box 30014
Los Angeles, CA 90030-0014

---------------
(1) Includes 18,000 shares held in joint tenancy with Reporting Person's spouse, 9,000 of which the Reporting Person disclaims beneficial ownership of. Also includes 12,454 shares owned by the Reporting Person's spouse all of which the Reporting Person disclaims beneficial ownership of.

(2) Includes 47,253 shares held in joint tenancy with Reporting Persons' spouse, 23,726.5 of which the Reporting Person disclaims beneficial ownership of.

(3) According to a Schedule 13G dated December 31, 2001, such securities are held in investment advisory accounts of Heartland Advisors, Inc. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class.

(4) According to a Schedule 13G filed February 13, 2002 (the "ECC Schedule 13G"), E*Capital Corporation ("ECC") owns 219,200 shares of Common Stock, equalling 4.45% of the outstanding shares of Common Stock of the Company. Edward W. Wedbush is the chairman of ECC and owns a majority of the outstanding shares of ECC. Accordingly, Mr. Wedbush may be deemed the beneficial owner of the Common Stock owned by ECC, which beneficial ownership Mr. Wedbush has disclaimed. According to the ECC Schedule 13G, Mr. Wedbush owns 38,200 shares of Common Stock, equalling .78% of the outstanding Common Stock of the Company, in his own name.

     The following table sets forth, as of March 31, 2002, certain information concerning the ownership of securities of the Company of each director, nominee and executive officer named in the Summary Compensation Table hereof ("Named Executive Officers") and all directors and executive officers of the Company as a group:

                                                                          PERCENT OF
                                               AMOUNT AND NATURE          OUTSTANDING
NAME OF BENEFICIAL OWNER                    OF BENEFICIAL OWNERSHIP         SHARES
------------------------                    -----------------------       -----------
David Unger                                          572,372(1)              11.6%
Henry M. Mautner                                     454,969(2)               9.2%
Gene K. Ogilvie                                       39,927(3)                 *
Fati A. Elgendy                                       30,483(4)                 *
Don Gruenberg                                         19,480(5)                 *
Bradley E. Mautner                                   156,405(6)               3.2%
Arnold F. Brookstone                                  15,526(7)                 *
Eugene Miller                                          4,000(8)                 *
Stephen B. Schwartz                                    4,375(9)                 *
Dennis Kessler                                             0                  N/A
Robert A. Maffei                                       1,000                    *
Thomas A. Benson                                           0                  N/A
All directors and executive Officers as
  a group (15 persons)                             1,314,894                 26.7%

---------------
 *  Less than 1%

(1) Includes 18,000 shares held in joint tenancy with Reporting Person's spouse, 9,000 of which the Reporting Person disclaims beneficial ownership of. Also includes 12,454 shares owned by the Reporting Person's spouse all of which the Reporting Person disclaims beneficial ownership of.

(2) Includes 47,253 shares held in joint tenancy with Reporting Persons' spouse, 23,726.5 of which the Reporting Person disclaims beneficial ownership of.

(3) Includes 500 shares owned by the Reporting Person's mother over which the Reporting Person has power of attorney, all of which the Reporting Person disclaims beneficial ownership of. Also includes 25,252 shares held in joint tenancy with the Reporting Person's spouse, 12,626 of which the Reporting Person disclaims beneficial ownership of.

(4) Includes 30,483 shares held in joint tenancy with Reporting Person's spouse, 15,241.5 of which the Reporting Person disclaims beneficial ownership of.

(5) Includes 1,000 shares held in joint tenancy with Reporting Person's spouse, 500 of which the Reporting Person disclaims beneficial ownership of.

(6) Includes 200 shares held as custodian for the Reporting Person's minor children, all of which the Reporting Person disclaims beneficial ownership of.

(7) Includes 15,526 shares held in a trust of which the Reporting Person is trustee.

(8) Includes 4,000 shares held in a trust of which the Reporting Person is trustee.

(9) Includes 200 shares held in a trust of which the Reporting Person is trustee.

                       NOMINEES FOR ELECTION AS DIRECTORS

     Ten directors are to be elected at the meeting to hold office until the annual meeting of stockholders in 2002 and until their respective successors are elected and qualified. All of the nominees were previously elected directors by the stockholders.

                                                                             FIRST BECAME A DIRECTOR
                                  OFFICES AND POSITIONS, IF ANY,                 OF THE COMPANY
        NAME                        HELD WITH THE COMPANY; AGE                  OR A PREDECESSOR
        ----                      ------------------------------             -----------------------
David Unger              Director, Chairman of the Board, President and               1989
                         Chief Executive Officer of the Company; Age 67
Henry M. Mautner         Director and Vice Chairman of the Board of the               1989
                         Company; Age 75
Gene K. Ogilvie          Director and Vice President of the Company;                  1989
                         President and Chief Operating Officer of
                         Midwesco Filter Resources, Inc.; Age 62
Fati A. Elgendy          Director and Vice President of the Company;                  1994
                         President and Chief Operating Officer of
                         Perma-Pipe, Inc.; Age 53
Bradley E. Mautner       Director and Vice President of the Company; Age              1995
                         46
Don Gruenberg            Director and Vice President of the Company;                  1997
                         President and Chief Operating Officer of Thermal
                         Care, Inc.; Age 59
Arnold F. Brookstone     Director of the Company; Age 72                              1990
Eugene Miller            Director of the Company; Age 76                              1990
Stephen B. Schwartz      Director of the Company; Age 67                              1995
Dennis Kessler           Director of the Company; Age 63                              1998

     David Unger has been employed by the Company and its predecessors in various executive and administrative capacities since 1958, served as President of Midwesco, Inc. ("Midwesco") from 1972 through January 1994, and was Vice President from February 1994 through December 1996. He was also a director of Midwesco from 1972 through December 1996 and served that company in various executive and administrative capacities from 1958 until the consummation of the merger of Midwesco into the Company in December 1996 (the "Merger"). He is a director and Vice President of the company formed to succeed to the non-Thermal Care business of Midwesco ("New Midwesco").

     Henry M. Mautner has been employed by the Company and its predecessors in various executive capacities since 1972, served as Chairman of Midwesco from 1972 through December 1996, and served that company in various executive and administrative capacities from 1949 until the consummation of the Merger. Since the consummation of the Merger, he has served as the Chairman of New Midwesco. Mr. Mautner is the father of Bradley E. Mautner.

     Gene K. Ogilvie has been employed by the Company and its predecessors in various executive capacities since 1969. He has been general manager of Midwesco Filter Resources, Inc. ("Midwesco Filter") (a wholly owned subsidiary of the Company) or its predecessor since 1980 and President and Chief Operating Officer of Midwesco Filter since 1989. From 1982 until the consummation of the Merger, he served as Vice President of Midwesco.

     Fati A. Elgendy, who has been associated with the Company and its predecessors since 1978, was Vice President, Director of Sales of the Perma-Pipe Division of Midwesco from 1990 to 1991. In 1991, he became Executive Vice President of the Perma-Pipe Division, a position he continued to hold after the acquisition by the Company to form Perma-Pipe, Inc. on January 28, 1994. In March 1995, Mr. Elgendy became President and Chief Operating Officer of Perma Pipe, Inc. (a wholly owned subsidiary of the Company).

     Bradley E. Mautner has been employed by the Company and its predecessors in various executive and administrative capacities since 1978, has served as Vice President of the Company since January 1997 and has been a director of the Company since 1995. From 1994 to the consummation of the Merger, he served as President of Midwesco and since December 30, 1996 he has served as President of New Midwesco. In addition, since February 1996, he served as the Chief Executive Officer of Midwesco Services, Inc. ("Midwesco Services") which was 50% owned by New Midwesco until May 19, 2000, at which time it became a wholly owned subsidiary of New Midwesco. On November 17, 2000, Midwesco Services was merged into New Midwesco ("Midwesco Services Merger"). From February 1988 to January 1996, he served as the President of Mid Res Inc. (predecessor to Midwesco Services). Bradley E. Mautner is the son of Henry M. Mautner.

     Don Gruenberg has been employed by the Company and its predecessors in various executive capacities since 1974, with the exception of a period in 1979 -1980. He has been general manager of Thermal Care, Inc. ("Thermal Care") (a wholly owned subsidiary of the Company) or its predecessor since 1980, and was named President and Chief Operating Officer of Thermal Care in 1988. He has been a Vice President and Director of the Company since January 1997.

     Arnold F. Brookstone served as Executive Vice President and Chief Financial and Planning Officer of Stone Container Corporation (subsequently merged into Smurfit-Stone Container Corporation) until his retirement on January 31, 1996. Mr. Brookstone is a member of the Board of Trustees of the ABN AMRO family of mutual and money market funds and is a director of Donnelly Corporation, a global manufacturer of automotive parts and electronic products. He also serves as a director of a number of privately held corporations.

     Eugene Miller served as Vice Chairman of the Board of Directors and Chief Financial Officer of USG Corporation, a building materials holding company, from March 1987 until his retirement as of May 31, 1991. Mr. Miller is currently Executive-In-Residence and Adjunct Professor of Florida Atlantic University. Mr. Miller is a director of IMX Pharmaceuticals, Inc., a marketer of over-the-counter drug products. He also serves as a director of several privately held companies.

     Stephen B. Schwartz served as a senior vice president of IBM Corporation from 1990 until his retirement in 1992. From 1957 to 1990, Mr. Schwartz served in various capacities for IBM Corporation. Mr. Schwartz is currently a member of the Advisory Board of Niagara Mohawk Power Company, a privately held electric and gas utility company.

     Dennis Kessler has been President of Kessler Management Consulting, LLC since February 1998. Prior to February 1998, Mr. Kessler was Co-President of Fel-Pro Incorporated, which manufactured and distributed gaskets, engine parts and industrial chemicals. Mr. Kessler had served in various capacities with Fel-Pro since 1964. Mr. Kessler is currently a director of Universal Automotive Industries, Inc., a manufacturer and distributor of brake rotors, drums, disc brake pads, relined brake shoes, wheel cylinders and brake hoses for the automotive aftermarket. He also serves as a director of a privately held company.

                               BOARD OF DIRECTORS

     Directors who are not employees of the Company or a parent or subsidiary of the Company are compensated by a fee of $2,000 for each day of attendance at Board meetings, $1,000 for attendance at each Audit Committee meeting and a $200 fixed fee per hour for engagement in any other activity on behalf of the Company authorized by the Board of Directors and are reimbursed for expenses.

     Options under the Company's 2001 Independent Directors Stock Option Plan (the "2001 Directors Plan"), which was adopted by the stockholders of the Company at the 2001 Annual Meeting of Stockholders to replace the 1990 Independent Directors Stock Option Plan which terminated in September 1999, are to be granted as follows: (i) an option to purchase 10,000 shares upon an eligible director's first election as a director of the Company; (ii) an option to purchase 1,000 shares of the Company's common stock will be granted automatically to eligible directors upon each such date as such eligible director is re-elected as a director of the Company commencing with the annual meeting for the year 2002; (iii) an option to purchase 1,000 shares of the Company's common stock will be granted to each eligible director on December 31, 2001 or such later date new options are granted under the 2001 Stock Option Exchange Plan which was approved by the stockholders of the Company at the Company's 2001 Annual Meeting of Stockholders; and (iv) the Board of Directors shall have the discretion to make additional option grants to eligible directors from time to time as the Board of Directors deems necessary or desirable. Authority to grant such options expires on March 31, 2011. The aggregate number of shares which may be sold pursuant to the 2001 Directors Plan may not exceed 100,000.

     The Company has entered into indemnification agreements with each person who is currently a member of the Board of Directors of the Company and expects to enter into such agreements with persons who may in the future become directors of the Company. In general, such agreements provide for indemnification against any and all expenses incurred in connection with, as well as any and all judgments, fines, and amounts paid in settlement resulting from, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such director is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

     The Board of Directors of the Company held four meetings during 2001. The Board of Directors has a standing Committee of Independent Directors, as well as standing Compensation and Audit Committees; it does not have a standing Nominating Committee.

     Grants under the Company's 1994 Stock Option Plan are determined by the Committee of Independent Directors, consisting of Eugene Miller (Chairman), Arnold F. Brookstone, Stephen B. Schwartz and Dennis Kessler. The Committee of Independent Directors held four meetings during 2001.

     The Compensation Committee, consisting of Stephen B. Schwartz (Chairman), David Unger, Henry M. Mautner, Arnold F. Brookstone, Eugene Miller, and Dennis Kessler, reviews the compensation paid to the officers of the Company, reports to the stockholders with respect to the compensation paid to the officers of the Company, approves material departures from the Company's past compensation policies, determines the optionees and grant amounts under the Company's 1993 Stock Option Plan and makes recommendations to the Board with respect to the Company's compensation policies. The Compensation Committee held one meeting during 2001.

     The Audit Committee consists of Arnold F. Brookstone (Chairman), Eugene Miller, Stephen B. Schwartz and Dennis Kessler. The Board of Directors has adopted and approved a charter for the Audit Committee. Under the charter, the Audit Committee's responsibilities include, among other things:

     - Recommending the selection and discharge of the independent auditors for approval by the Board of Directors and approving the compensation of the independent auditors;

     - Reviewing independence with the independent auditors annually, including the consideration of other services provided by the independent auditors or their affiliates, and obtaining on an annual basis written confirmation of the independence of the independent auditors;

     - Considering the results of the review of the interim financial statements by the independent auditors;

     - Reviewing the Company's compliance with applicable accounting and financial reporting rules;

     - Considering and reviewing with the independent auditors the adequacy of the Company's internal controls, including computerized information system controls and security;

     - Considering, in consultation with the independent auditors, the audit scope and plan of the independent auditors;

     - Reviewing with management and the independent auditors the results of annual audits and related matters;

     - Reviewing with the independent auditors any impending changes in accounting and financial reporting rules and the expected impact of such changes on the Company; and

     - Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities.

     A copy of the Audit Committee Charter was included as an appendix to the Company's Proxy Statement dated June 2, 2000 for the Company's annual meeting of stockholders held June 27, 2000.

     During 2001, the Audit Committee held four meetings. The Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in the listing standards of The Nasdaq Stock Market.

                         REPORT OF THE AUDIT COMMITTEE

     Included in the Company's Annual Report on Form 10-K for the year ended January 31, 2002 are the consolidated balance sheets of the Company and its subsidiaries as of January 31, 2002 and 2001, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years ended January 31, 2002. These statements (the "Audited Financial Statements") are the subject of a report by the Company's independent auditors, Deloitte & Touche LLP.

     The Audit Committee reviewed and discussed the Audited Financial Statements with the Company's management and with the independent auditors prior to publication and filing. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61. The Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors their independence with respect to the Company.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2002 for filing with the Securities and Exchange Commission.

     This Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be soliciting material or deemed filed under any such acts.

                                          Arnold F. Brookstone, Chairman
                                          Eugene Miller
                                          Stephen B. Schwartz
                                          Dennis Kessler
                                          Members of the Audit Committee

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid by the Company during each of the Company's last three years ended January 31, 2002 to the Company's Chief Executive Officer and to each of the four other most highly compensated executive officers who was serving as an executive officer of the Company at the end of 2001 whose salary and incentive compensation for 2001 exceeded $100,000.

                                                                                LONG TERM
                                                                              COMPENSATION
                                               ANNUAL COMPENSATION               AWARDS
                                        ----------------------------------   ---------------
                                                                               SECURITIES
                                                    INCENTIVE                  UNDERLYING      ALL OTHER
 NAME AND PRINCIPAL POSITION     YEAR    SALARY    COMPENSATION   OTHER(1)   OPTIONS/SARS(#)   COMP.(2)
 ---------------------------     ----    ------    ------------   --------   ---------------   ---------
David Unger                      2001   $200,000     $      0      $3,200        43,000         $20,000
  Chairman and Chief             2000    195,000       42,518       3,256         4,000          20,000
  Executive Officer              1999    180,000       88,501       3,200         4,000          20,000
Fati A. Elgendy                  2001   $139,900     $153,503      $3,200        61,500         $15,000
  Vice President,                2000    125,000      127,896       4,275         4,000          15,000
  President, Perma-Pipe, Inc.    1999    125,000      158,339       3,200         4,000          15,000
Robert A. Maffei                 2001   $110,000     $ 55,699      $2,509        20,800         $10,000
  Vice President,                2000     91,192       27,636       3,189         2,000          10,000
  Vice President Sales,          1999     91,192       68,249       1,991         2,000          10,000
  Perma- Pipe, Inc.
Thomas A. Benson                 2001   $111,392     $ 39,942      $2,810        23,000         $10,000
  Vice President,                2000    108,358      104,803       3,602         4,000          10,000
  Vice President-Sales and       1999    105,482       90,758       3,200         4,000          10,000
  Marketing, Thermal Care,
  Inc.
Henry M. Mautner                 2001   $150,000     $      0      $3,200        43,000         $20,000
  Vice Chairman                  2000    145,000       42,518       3,200         4,000          20,000
                                 1999    135,000       88,501       2,400         4,000          20,000

---------------
(1) Represents contributions made by the Company to the Named Executive Officer's account under the 401(k) Plan.

(2) Represents accrual of non-qualified deferred compensation.

2001 OPTION GRANTS

     The following table sets forth certain information regarding option grants to the Named Executive Officers during 2001.

                                                                                  POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                                                                                    ANNUAL RATES OF
                    NUMBER OF         PERCENT OF                                      STOCK PRICE
                    SECURITIES          TOTAL                                         APPRECIATION
                    UNDERLYING         OPTIONS                                      FOR OPTION TERM
                     OPTIONS          GRANTED IN        EXERCISE    EXPIRATION    --------------------
      NAME           GRANTED         FISCAL YEAR         PRICE         DATE          5%         10%
      ----          ----------       -----------        --------    ----------       --         ---
David Unger           43,000             5.88%           $3.12       11/30/11     $ 84,280    $213,710
Fati A. Elgendy       61,500             8.40%           $3.12       11/30/11     $120,540    $305,655
Robert A. Maffei      20,800             2.84%           $3.12       11/30/11     $ 40,768    $103,376
Thomas A. Benson      23,000             3.14%           $3.12       11/30/11     $ 45,080    $114,310
Henry M. Mautner      43,000             5.88%           $3.12       11/30/11     $ 84,280    $213,710

2001 YEAR-END UNEXERCISED STOCK OPTIONS

     The following table sets forth information relating to stock options held by the Named Executive Officers.

                        NUMBER OF SECURITIES                             VALUE OF UNEXERCISED
                       UNDERLYING UNEXERCISED                                IN-THE-MONEY
                     OPTIONS AT FISCAL YEAR END                       OPTIONS AT FISCAL YEAR END
                  ---------------------------------                ---------------------------------
      NAME        EXERCISABLE         UNEXERCISABLE                EXERCISABLE         UNEXERCISABLE
      ----        -----------         -------------                -----------         -------------
David Unger            0                 43,000                        $0                   $0
Fati A. Elgendy        0                 61,500                         0                    0
Robert A. Maffei       0                 20,800                         0                    0
Thomas A. Benson       0                 23,000                         0                    0
Henry M. Mautner       0                 43,000                         0                    0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     David Unger, Chairman of the Board and Chief Executive Officer of the Company, and Henry M. Mautner, Vice Chairman of the Board of the Company, serve on the Compensation Committee of the Company's Board of Directors; however, both Mr. Unger and Mr. Mautner abstain from voting on matters related to their individual compensation. Prior to the Merger, Messrs. Unger and Mautner also served on the Board of Directors of Midwesco. Henry M. Mautner is Chairman and director of New Midwesco. David Unger is Vice President and director of New Midwesco. Michael D. Bennett, Vice President and Chief Financial Officer of the Company, is Vice President of New Midwesco. Bradley E. Mautner, Vice President and director of the Company, is President of New Midwesco. Messrs. Unger, Bennett and B. Mautner served as directors of Midwesco Services prior to the Midwesco Services Merger.

     The Company provides certain services and facilities to companies primarily owned by Messrs. Unger and H. Mautner and those companies provide certain services to the Company, each at cost, pursuant to a Services Agreement. Any material change to the terms of the Services Agreement must be approved by a majority of the directors, including a majority of the independent directors. During 2001, the Company received $244,000 and paid $170,000 under the Services Agreement.

                     REPORTS OF THE COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

     The Company considers the following general guidelines in determining the compensation of its officers and key employees:

     - Salary set at levels sufficient to attract and retain employees capable of contributing materially to the Company's long-term success;

     - Annual incentive compensation related to profit in excess of a threshold amount of the Company or of the Company's subsidiary in which the officer or key employee is employed;

     - Stock options; and

     - Non-qualified deferred compensation.

     The Company also makes annual contributions to the accounts of eligible employees in the 401(k) Employee Savings and Protection Plan.

     The Company's 1989 Stock Option Plan, 1993 Stock Option Plan ("1993 Plan") and the 1994 Stock Option Plan ("1994 Plan") (collectively, the "Plans") were adopted in order to provide officers and other key employees with long-term incentives in order to create an interest in the Company parallel to that of the Company's public stockholders. Option exercise prices will be no less than fair market value of the Common Stock on the date of grant. Under the Plans, options may be granted to key employees (including officers, whether or not directors) of the Company, its subsidiaries, Midwesco, and its affiliates. The options granted under the Plans may be exercised for periods of up to ten years from the date of grant. Under the 1993 Plan, 100,000 shares of common stock of the Company are reserved for issuance upon the exercise of options granted thereunder. Under the 1994 Plan, 250,000 shares of common stock of the Company are reserved for issuance upon the exercise of options granted thereunder, which number shall be increased by the number equal to 2% of the aggregate number of shares of common stock outstanding as of the last day of the most recently ended fiscal year of the Company. Provided the Company does not issue any additional shares of its common stock, the maximum number of shares which may be sold to all optionees pursuant to the 1994 Plan during the term of the 1994 Plan will be 1,081,709. A total of 20,875 shares have been issued pursuant to options granted under the Plans since their respective dates of adoption. The Committee believes additional incentive compensation should be made available to officers and other key employees, which will increase the effectiveness of the Company's executive compensation program.

     The Committee believes that the combination of salary, incentive compensation (which varies directly with the Company's operating profitability), and stock options (the ultimate value of which is determined by future share price growth), should constitute an executive compensation program which encourages enhancement of Company profitability and stockholder value.

     The compensation of David Unger, Chairman of the Board and Chief Executive Officer of the Company, reflected in the Summary Compensation Table, was based on his contribution to the Company. Mr. Unger received no annual incentive compensation in 2001 as a result of the Company's pretax earnings for 2001. Although a member of the Compensation Committee, Mr. Unger abstains from voting on matters related to his individual compensation.

     Robert A. Maffei, Vice President of the Company and Vice President, Sales of Perma-Pipe, Inc., receives annual compensation consisting of a base salary and incentive compensation. Mr. Maffei's incentive compensation is calculated on a basis similar to that of the Company's other officers. Mr. Maffei's incentive compensation increased in 2001 as a result of the application of the applicable incentive formulas to the actual operating results.

     Fati A. Elgendy, Vice President of the Company and President of Perma-Pipe, receives annual compensation consisting of a base salary and incentive compensation. Mr. Elgendy's incentive compensation is calculated on a basis similar to that of the Company's other officers. Mr. Elgendy's annual incentive compensation increased in 2001 as a result of the application of the applicable incentive formulas to the actual operating results.

     Thomas A. Benson, Vice President of the Company and Vice President of Sales and Marketing for Thermal Care, receives annual compensation consisting of a base salary and incentive compensation. Mr. Benson's incentive compensation has two elements: (1) a profit element similar to that of the Company's other officers, and (2) an element based on sales orders received by Thermal Care. Mr. Benson's annual incentive compensation decreased significantly in 2001 as a result of the application of the applicable incentive formulas to the actual operating results.

     The compensation of Henry M. Mautner, Vice Chairman of the Board of the Company, reflected in the Summary Compensation Table, was based on his contribution to the Company. Mr. Mautner received no annual incentive compensation in 2001 as a result of the Company's pretax earnings for 2001. Although a member of the Compensation Committee, Mr. Mautner abstains from voting on matters related to his individual compensation.

REPORT ON REPRICING OF OPTIONS

     The Committee believes that the combination of salary, incentive compensation (which varies directly with the Company's operating profitability), and stock options (the ultimate value of which is determined by future share price growth), should constitute an executive compensation program which encourages enhancement of Company profitability and stockholder value. At a meeting in April 2001, the Committee reviewed the value of the Plans as an incentive. The Committee concluded that since all outstanding stock options granted under the Plans had exercise prices substantially in excess of the then-current market price of the Company's stock, the Plans were not providing the desired incentive to employees. The Committee recommended that each optionee who is an employee and each independent director have the right to surrender all outstanding options under the Plans and the 1990 Directors Plan held by such optionee in exchange for the right to receive a new option for the same number of shares on December 31, 2001 or such later date that is not less than six months and a day after the cancellation is effective at the fair market value on the date of the new option grant (the "2001 Stock Option Exchange Plan"), provided that any such cancellation and new grant be subject to stockholder approval. The 2001 Stock Option Exchange Plan was approved by the stockholders at the 2001 Annual Meeting of Stockholders on June 26, 2001. Eligible optionees electing to surrender outstanding options in exchange for the right to receive a new option in accordance with the 2001 Stock Option Exchange Plan, including each of the Named Executives ("Participating Optionees"), surrendered their outstanding options as of June 26, 2001. New options were granted to Participating Optionees on December 31, 2001.

10-YEAR OPTION REPRICING TABLE

     The following table sets forth information relating to all repricings of options held by any executive officer during the last 10 completed fiscal years, including the repricing of options held by the Named Executives in the fiscal year ended January 31, 2002:

                                                                                                  LENGTH OF
                                     NUMBER OF                                                     ORIGINAL
                                     SECURITIES    MARKET PRICE                                  OPTION TERM
                                     UNDERLYING    OF STOCK AT     EXERCISE PRICE      NEW       REMAINING AT
                                      OPTIONS        TIME OF         AT TIME OF      EXERCISE      DATE OF
        NAME               DATE       REPRICED     REPRICING(1)     REPRICING(2)      PRICE      REPRICING(3)
        ----               ----      ----------    ------------    --------------    --------    ------------
David Unger              12/31/01      43,000         $3.12        $4.09 - $8.10      $3.12      4.8 Years
Henry M. Mautner         12/31/01      43,000          3.12         4.09 -  8.10      $3.12         4.8
Gene K. Ogilvie          12/31/01      43,000          3.12         4.09 -  8.10      $3.12         4.8
Fati A. Elgendy          12/31/01      61,500          3.12         4.09 -  8.10      $3.12         4.2
Bradley E. Mautner       12/31/01      17,500          3.12         4.09 -  8.10      $3.12         5.5
Don Gruenberg            12/31/01      24,000          3.12         4.09 -  8.10      $3.12         6.2
Michael D. Bennett       12/31/01      23,500          3.12         4.09 -  8.10      $3.12         4.6
Thomas A. Benson         12/31/01      23,000          3.12         4.09 -  8.10      $3.12         6.4
Billy E. Ervin           12/31/01      23,500          3.12         4.09 -  8.10      $3.12         4.6
Robert A. Maffei         12/31/01      20,800          3.12         4.09 -  8.10      $3.12         5.0
Herbert J. Sturm         12/31/01      18,800          3.12         4.09 -  8.10      $3.12         4.7

---------------
(1) Market price as of December 31, 2001 of stock underlying options.

(2) Given as range where applicable.

(3) Average of all applicable option grants.

                                          Stephen B. Schwartz, Chairman
                                          Arnold F. Brookstone
                                          Dennis Kessler
                                          Henry M. Mautner
                                          Eugene Miller
                                          David Unger
                                          Members of the Compensation Committee

                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total returns of the Nasdaq Market Index (the "Nasdaq Index") and the Russell 2000 Index. The Company has selected the Russell 2000 Index, which is an index of companies with similar market capitalizations to the Company, as the most appropriate comparison because the Company has three distinctly different businesses and no industry "peer" group is comparable to the Company. The comparison assumes $100 investments on February 1, 1997 in the Company's common stock, the Nasdaq Index and the Russell 2000 Index, and further assumes reinvestment of dividends.

                              [PERFORMANCE GRAPH]

------------------------------------------------------------------------------------------------
                                                          January 31,
------------------------------------------------------------------------------------------------
                                     1997      1998      1999      2000      2001      2002
------------------------------------------------------------------------------------------------
 MFRI, Inc.                         100.00    109.96     73.31     52.59     32.27     38.88
------------------------------------------------------------------------------------------------
 Nasdaq Market Index                100.00    117.79    183.83    274.99    196.89    138.71
------------------------------------------------------------------------------------------------
 Russell 2000 Index                 100.00    118.05    118.05    137.09    140.24    133.27
------------------------------------------------------------------------------------------------

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Gene K. Ogilvie failed to file on a timely basis a Statement of Beneficial Ownership of Securities on Form 4 for December 2001 on which one transaction resulting in a change in the form of beneficial ownership was reported.

                                    AUDITORS

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates ("Deloitte") for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal year ended January 31, 2002 and for the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $218,000.

INCOME TAX SERVICE FEES

     The aggregate fees billed for income tax services rendered by Deloitte during the year ended January 31, 2002, including fees for domestic and international tax consulting and compliance were $88,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended January 31, 2002.

ALL OTHER FEES

     No fees were billed by Deloitte for professional services other than the services described above for the fiscal year ended January 31, 2002.

                               ------------------

     Representatives of Deloitte are expected to be present at the meeting and will be available to respond to appropriate questions and may make a statement if they so desire. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to present at the annual meeting of stockholders in 2003 must be received by the Company by January 30, 2002 in order to be eligible for inclusion in the proxy statement and proxy form relating to such meeting. In addition, if any business should properly come before such annual meeting other than that which is stated in such proxy statement, then, if the Company does not receive notice of such matter by April 15, 2003, the persons designated in such proxy form will have discretionary authority to vote or refrain from voting on any such proposal.

                                   IMPORTANT

     All stockholders are cordially invited to attend the meeting in person.

     If you cannot be present at the meeting, please sign and date the enclosed Proxy and mail it PROMPTLY in the enclosed self-addressed envelope. No postage need be affixed if mailed in the United States.

------------------------------------------------------------------------------------------------------------------------------------
PROXY - MFRI, INC.
------------------------------------------------------------------------------------------------------------------------------------

PROXY                                                        MFRI, INC.                                                        PROXY

                                               FOR SHARES OF COMMON STOCK SOLICITED ON
                                       BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                                             OF STOCKHOLDERS TO BE HELD ON JUNE 27, 2002


The undersigned hereby appoints DAVID UNGER, HENRY M. MAUTNER and MICHAEL D. BENNETT, and each of them, proxies with power of substitution and revocation, acting by majority of those present and voting, or if only one is present and voting then that one, to vote, as designated on the reverse side hereof, all of the shares of stock of MFRI, INC. which the undersigned is entitled to vote, at the annual meeting of stockholders to be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois on June 27,
2002 at 10:00 a.m. Chicago time, and at any adjournment thereof, with all the powers the undersigned would possess if present.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BY THE UNDERSIGNED. IF NO SPECIFICATIONS ARE INDICATED BY THE
UNDERSIGNED. THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED UNDER ITEM 1.

PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE
UNITED STATES.

(Continued and to be voted on reverse side.)

[MFRI INC. LOGO]

                                                                                                  HOLDER ACCOUNT NUMBER


Use a black pen. Mark with
an X inside the grey areas  [X]                                                                   [ ] Mark this box with an X if you
as shown in this example.                                                                             have made changes to your
                                                                                                      name or address details above.

------------------------------------------------------------------------------------------------------------------------------------
ANNUAL MEETING PROXY CARD
------------------------------------------------------------------------------------------------------------------------------------

[A] ELECTION OF DIRECTORS
                                           FOR ALL         WITHHELD          FOR ALL
                                                           FOR ALL           EXCEPT
1. Nominees:                                 [ ]             [ ]               [ ]
   David Unger
   Henry M. Mautner
   Gene K. Ogilvie
   Fati A. Elgendy
   Bradley E. Mautner
   Don Gruenberg
   Arnold F. Brookstone
   Eugene Miller
   Stephen B. Schwartz
   Dennis Kessler

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
   ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S          ---------------------------------------
   NAME IN THE SPACE PROVIDED AT THE RIGHT AND MARK      Nominee Exceptions
   THE BOX "FOR ALL EXCEPT")

[B] ISSUES

2. In accordance with the proxy holders' discretion upon all other matters that may properly come before said meeting and any adjournment thereof.

[C] AUTHORIZED SIGNATURES - SIGN HERE- THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE SUCH SHARES AT SAID MEETING
OR AT ANY ADJOURNMENT THEREOF.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. For joint accounts, both owners must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 -                             Signature 2 -
Please keep signature within the box      Please keep signature within the box     Date (dd/mm/yyyy)
------------------------------------      ------------------------------------     -------------------------
                                                                                           /       /
------------------------------------      ------------------------------------     -------------------------